                                                                     EXHIBIT 8.1



                       [Letterhead of Giancarlo & Gnazzo]



                                                                     May 9, 2000



Sequoia Mortgage Funding Corporation
591 Redwood Highway
Suite 3100
Mill Valley, CA 94941


               Re:    Sequoia Mortgage Funding Corporation Shelf Registration


Ladies and Gentlemen:

        We have acted as your special tax counsel and have assisted in the preparation of the tax summary for the Shelf Registration Statement on Form S-3, dated April --, 1997 (the "Original Registration Statement") and a related Post-Effective Amendment No. 1 (the "Post-Effective Amendment No. 1" and, together with the Original Registration Statement, the "Registration Statement") which has been filed by Sequoia Mortgage Funding Corporation (the "Company") with the Securities and Exchange Commission the (the "SEC") in connection with the registration of certain Collateralized Mortgage Bonds (issuable in series) (the "Bonds"). Each series of Bonds will be issued by a trust (the "Issuer") formed by the Company pursuant to a deposit trust agreement (each, a "Deposit Trust Agreement") and pursuant to a separate indenture entered into by the Issuer and an indenture trustee. Each indenture, and the Bonds issued thereunder, will be substantially in the form of one of the forms filed as an exhibit to the Registration Statement (such indentures, the "Form Indentures"). You have requested our opinion regarding certain descriptions of federal income tax consequences contained in the forms of prospectus and prospectus supplement to be used in connection with offers and sales of the Bonds (the "Form Prospectus" and "Form Prospectus Supplement", respectively).

         In formulating our opinions, we have reviewed (i) the Registration Statement and the related Form Prospectus and Form Prospectus Supplement filed with the SEC on the date hereof , (ii) the forms of the Deposit Trust Agreement and the Bonds, (iii) the Form Indenture and such other transaction documents as we have considered necessary, and (iv) the Articles of Incorporation and other organizational documents of the Company, as amended and supplemented to date, and such resolutions, certificates, records, and other documents provided by the Company as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

        In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with such operative documents, and that

Sequoia Funding Corporation
May 9, 2000
Page 2


such documents accurately reflect the material facts of such transactions. Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to those stated in our opinion.

        Although the discussion in the Form Prospectus and Form Prospectus Supplement under the heading "Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Bonds, in our opinion, such discussion constitutes in all material respects, a fair and accurate summary of the United States federal income tax consequences under existing law of the purchase, ownership and disposition of Bonds substantially in the form of those bonds contemplated under a Form Indenture. We note that the Form Prospectus Supplement relates to a specific transaction and that the above referenced description of "Federal Income Tax Consequences" may, under certain circumstances, require modification when additional transactions are done.

        Other than as expressly stated above, we express no opinion on any issue relating to the Company, or any series of Bonds, under any law other than the federal income tax laws.

        We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Giancarlo & Gnazzo, A Professional Corporation under the caption "Federal Income Tax Considerations" in the Form Prospectus and Form Prospectus Supplement included in the Registration Statement.


                                            Very truly yours,